Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR FIRST QUARTER 2013

ENGLEWOOD, COLO. (April 30, 2013) — CSG Systems International, Inc. (Nasdaq: CSGS), a global provider of software- and services-based business support solutions that help clients generate revenue and maximize customer relationships, today reported results for the quarter ended March 31, 2013.

Key Financial Highlights:

•	First quarter 2013 results:

•	Total revenues were $180.6 million.

•	Non-GAAP operating income was $27.6 million, or 15.3% of total revenues and GAAP operating income was $18.0 million, or 10.0% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.48. GAAP EPS was $0.46.

•	Cash flows from operations for the quarter were $22.5 million.

•	In March 2013, CSG announced that it had entered into a new multi-year customer care and billing agreement with its largest customer, Comcast, effective March 1, 2013.

•	During the quarter, CSG repurchased approximately 329,000 shares of its common stock for $6.5 million (weighted-average price of $19.80 per share) under its stock repurchase program.

“With our major contract renewals secured into 2017, we have reduced the amount of risk associated with our revenue stream well into the future and we are positioned to grow the revenues of the company by doing more with existing clients and also adding to our client base,” said Peter Kalan, president and chief executive officer of CSG Systems International, Inc. “Further, we’ve proven that we are prudent operators with the ability to drive bottom line results and improve our operating margins. I am optimistic about what the future holds for our clients, our employees and our shareholders.”

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April 30, 2013

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2013	2012	Percent Change
Revenues	$180,632	$185,007	(2)%
Non-GAAP Results:
Operating Income	$27,648	$38,311	(28)%
Operating Income Margin	15.3%	20.7%	—
EPS	$0.48	$0.60	(20)%
GAAP Results:
Operating Income	$18,035	$28,952	(38)%
Operating Income Margin	10.0%	15.6%	—
EPS	$0.46	$0.36	28%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the first quarter of 2013 were $180.6 million, a 2% decrease when compared to revenues of $185.0 million for the first quarter of 2012, and a 9% decrease when compared to $198.0 million for the fourth quarter of 2012. Revenues for the first quarter of 2013 were negatively impacted by lower software sales during the quarter and the pricing adjustments associated with the Comcast contract extention that became effective March 1, 2013. Additionally, CSG had an exceptionally strong fourth quarter of software sales, which also contributed to the sequential quarterly decline in revenues.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2013 was $27.6 million, or 15.3% of total revenues, compared to $38.3 million, or 20.7%, for the first quarter of 2012. Non-GAAP operating income for the fourth quarter of 2012 was $33.0 million, or 16.7% of total revenues. The year-over-year decrease in operating income and operating income margin is primarily due to increased expenses resulting from continued investments made in the business, to include the impact of Ascade, acquired in July 2012. The sequential quarterly decrease can be attributed to the lower revenues generated during the first quarter of 2013 when compared to the fourth quarter of 2012, as discussed above.

Non-GAAP EPS for the first quarter of 2013 was $0.48, compared to non-GAAP EPS of $0.60 for the first quarter of 2012, and $0.67 for the fourth quarter of 2012. The decreases in non-GAAP EPS performance is reflective of the lower operating income margins discussed above.

GAAP Results: GAAP operating income for the first quarter of 2013 was $18.0 million, or 10.0% of total revenues, compared to $29.0 million, or 15.6%, for the same period in 2012.

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April 30, 2013

GAAP EPS for the first quarter of 2013 was $0.46, compared to $0.36 for the first quarter of 2012. The improvement in GAAP EPS year-over-year can be primarily attributed to the income tax benefit recognized during the first quarter of 2013 related to 2012 R&D and related income tax credits, which provided a benefit to the first quarter of 2013 of $0.18 per diluted share.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	March 31, 2013	December 31, 2012	March 31, 2012
Cash, cash equivalents, and short-term investments	$172,703	$169,321	$188,555
Net billed trade accounts receivable	179,093	191,943	170,909
Total long-term debt:
Par value	$296,250	$300,000	$333,000
Unamortized OID	(24,003)	(25,302)	(29,053)

Net debt carrying amount	$272,247	$274,698	$303,947

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	March 31, 2013	December 31, 2012	March 31, 2012
Cash Flows from Operating Activities:
Operations	$41,316	$34,921	$28,890
Changes in operating assets and liabilities	(18,776)	(15,866)	19,299

Net cash provided by operating activities	$22,540	$19,055	$48,189

Cash Flows from Investing Activities:
Purchases of property and equipment	$(4,492)	$(12,733)	$(2,318)
Cash Flows from Financing Activities:
Repurchase of common stock under stock repurchase program	(6,511)	$—	(5,189)
Payments on long-term debt	(3,750)	(18,000)	(7,000)

2013 Financial Guidance

A summary of CSG’s financial guidance for the full year 2013 is as follows:

Revenues	$740 - $760 million
Non-GAAP EPS	$2.05 - $2.15
GAAP EPS from continuing operations	$1.31 - $1.41
Adjusted EBITDA	$153 - $158 million

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April 30, 2013

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a one-hour conference call on April 30, 2013, at 5:00 p.m. ET, to discuss CSG’s first quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (877) 941-8609 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH Network, France Telecom, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace;

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April 30, 2013

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

April 30, 2013

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$146,158	$136,473
Short-term investments	26,545	32,848

Total cash, cash equivalents, and short-term investments	172,703	169,321
Trade accounts receivable:
Billed, net of allowance of $3,618 and $3,147	179,093	191,943
Unbilled and other	34,766	33,859
Deferred income taxes	15,828	22,244
Income taxes receivable	16,779	6,469
Other current assets	17,855	17,099

Total current assets	437,024	440,935
Non-current assets:
Property and equipment, net of depreciation of $125,277 and $120,643	37,211	39,429
Software, net of amortization of $71,334 and $68,513	36,969	36,729
Goodwill	226,309	233,365
Client contracts, net of amortization of $82,743 and $184,763	68,750	76,388
Deferred income taxes	2,586	2,596
Income taxes receivable	409	1,292
Other assets	15,751	16,207

Total non-current assets	387,985	406,006

Total assets	$825,009	$846,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$15,000	$15,000
Client deposits	32,827	33,807
Trade accounts payable	32,764	30,473
Accrued employee compensation	35,093	61,083
Income taxes payable	2,436	2,116
Deferred revenue	58,520	47,691
Other current liabilities	17,204	21,562

Total current liabilities	193,844	211,732

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $24,003 and $25,302	257,247	259,698
Deferred revenue	8,276	6,504
Income taxes payable	1,168	1,168
Deferred income taxes	21,172	21,674
Other non-current liabilities	16,645	19,526

Total non-current liabilities	304,508	308,570

Total liabilities	498,352	520,302

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 33,960 shares and 33,734 shares outstanding	658	653
Additional paid-in capital	461,400	461,497
Treasury stock, at cost, 31,858 and 31,530 shares	(734,754)	(728,243)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	2	3
Unrecognized pension plan losses and prior service costs, net of tax	(1,355)	(1,761)
Unrealized loss on change in fair value of interest rate swaps, net of tax	(552)	(658)
Cumulative foreign currency translation adjustments	(6,514)	2,274
Accumulated earnings	607,772	592,874

Total stockholders’ equity	326,657	326,639

Total liabilities and stockholders’ equity	$825,009	$846,941

CSG Systems International, Inc.

April 30, 2013

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2013	March 31, 2012
Revenues:
Processing and related services	$134,634	$136,314
Software, maintenance and services	45,998	48,693

Total revenues	180,632	185,007

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	61,577	61,960
Software, maintenance and services	31,777	28,009

Total cost of revenues	93,354	89,969
Other operating expenses:
Research and development	28,545	27,922
Selling, general and administrative	34,797	31,625
Depreciation	5,000	5,837
Restructuring charges	901	702

Total operating expenses	162,597	156,055

Operating income	18,035	28,952

Other income (expense):
Interest expense	(2,929)	(4,152)
Amortization of original issue discount	(1,299)	(1,203)
Interest and investment income, net	155	220
Other, net	(418)	(205)

Total other	(4,491)	(5,340)

Income before income taxes	13,544	23,612
Income tax benefit (provision)	1,354	(11,806)

Net income	$14,898	$11,806

Weighted-average shares outstanding – Basic:
Common stock	32,133	32,392
Participating restricted stock	—	66

Total	32,133	32,458

Weighted-average shares outstanding – Diluted:
Common stock	32,527	32,561
Participating restricted stock	—	66

Total	32,527	32,627

Earnings per common share:
Basic	$0.46	$0.36
Diluted	0.46	0.36

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April 30, 2013

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2013	March 31, 2012
Cash flows from operating activities:
Net income	$14,898	$11,806
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	5,000	5,837
Amortization	9,736	10,302
Amortization of original issue discount	1,299	1,203
(Gain) loss on short-term investments and other	863	(8)
Deferred income taxes	6,447	(3,111)
Excess tax benefit of stock-based compensation awards	(537)	(286)
Stock-based employee compensation	3,610	3,147

Subtotal	41,316	28,890
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	10,229	13,252
Other current and non-current assets	(808)	(1,152)
Income taxes payable/receivable	(8,641)	14,614
Trade accounts payable and accrued liabilities	(29,450)	(14,045)
Deferred revenue	9,894	6,630

Net cash provided by operating activities	22,540	48,189

Cash flows from investing activities:
Purchases of property and equipment	(4,492)	(2,318)
Purchases of short-term investments	(23,178)	(10,142)
Proceeds from sale/maturity of short-term investments	29,500	12,100
Acquisition of and investments in client contracts	(407)	(1,693)

Net cash provided by (used in) investing activities	1,423	(2,053)

Cash flows from financing activities:
Proceeds from issuance of common stock	610	556
Repurchase of common stock	(11,343)	(8,078)
Payments on acquired equipment financing	—	(417)
Payments on long-term debt	(3,750)	(7,000)
Excess tax benefit of stock-based compensation awards	537	286

Net cash used in financing activities	(13,946)	(14,653)

Effect of exchange rate fluctuations on cash	(332)	192

Net increase in cash and cash equivalents	9,685	31,675
Cash and cash equivalents, beginning of period	136,473	146,733

Cash and cash equivalents, end of period	$146,158	$178,408

Supplemental disclosures of cash flow information:
Net cash paid during the period for -

Interest	$3,378	$4,473
Income taxes	611	242

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April 30, 2013

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended March 31, 2013	Quarter Ended December 31, 2012	Quarter Ended March 31, 2012
Americas	85%	83%	86%
Europe, Middle East and Africa	11%	11%	10%
Asia Pacific	4%	6%	4%

Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended March 31, 2013	Quarter Ended December 31, 2012	Quarter Ended March 31, 2012
Comcast	20%	19%	20%
DISH	15%	13%	13%
Time Warner	11%	11%	<10%

ACP Customer Accounts (in thousands, at end of period)

	March 31, 2013	December 31, 2012	March 31, 2012
Cable/Satellite Customer Accounts	49,151	48,870	49,228

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

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April 30, 2013

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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April 30, 2013

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31, 2013		Quarter Ended March 31, 2012
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$18,035	10.0%	$28,952	15.6%
Restructuring charges	901	0.5%	702	0.4%
Stock-based compensation	3,610	2.0%	3,147	1.7%
Amortization of acquired intangible assets	5,102	2.8%	5,510	3.0%

Non-GAAP operating income	$27,648	15.3%	$38,311	20.7%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended March 31, 2013		Quarter Ended March 31, 2012
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (3)
GAAP income before income taxes	$13,544	$0.46	$23,612	$0.36
Restructuring charges	901		702
Stock-based compensation	3,610		3,147
Amortization of acquired intangible assets	5,102		5,510
Amortization of OID	1,299		1,203

Non-GAAP income before income taxes (2)	$24,456	$0.48	$34,174	$0.60

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(3)	For the first quarter of 2013, the GAAP effective income rate was a negative ten percent, the non-GAAP effective income tax rate was approximately 36%, and the outstanding diluted shares were 32.5 million. The negative ten percent GAAP effective income tax rate is a result of the recognition of the 2012 R&D tax credits of approximately $6 million, or approximately $0.18 per diluted share, in the first quarter of 2013. These credits were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013. The effective income tax rate for non-GAAP purposes of approximately 36% for the first quarter of 2013 excludes the impact of these tax credits, as they were reflected in the 2012 non-GAAP effective income tax rate. For the first quarter of 2012, the GAAP effective income tax rate was 50%, the non-GAAP effective income tax rate was approximately 43%, and the outstanding diluted shares were 32.6 million.

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Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended March 31,
	2013	2012
GAAP operating income	$18,035	$28,952
Restructuring charges	901	702
Depreciation	5,000	5,837
Amortization of acquired intangible assets (4)	5,102	5,510
Amortization of other intangible assets (4)	4,016	4,074
Stock-based compensation	3,610	3,147

Adjusted EBITDA	$36,664	$48,222

Adjusted EBITDA as a percentage of revenues	20%	26%

	Quarter Ended March 31,
	2013	2012
Net income	$14,898	$11,806
Interest expense (5)	2,929	4,152
Amortization of OID	1,299	1,203
Interest and investment income and other, net	263	(15)
Income tax (benefit) provision	(1,354)	11,806
Depreciation	5,000	5,837
Amortization of acquired intangible assets (4)	5,102	5,510
Amortization of other intangible assets (4)	4,016	4,074
Stock-based compensation	3,610	3,147
Restructuring charges	901	702

Adjusted EBITDA	$36,664	$48,222

	Quarter Ended March 31,
	2013	2012
Cash flows from operating activities	$22,540	$48,189
Income tax (benefit) provision	(1,354)	11,806
Changes in operating assets and liabilities, and deferred taxes	12,329	(16,188)
Restructuring charges	901	702
Interest expense (5)	2,929	4,152
Interest and investment income and other, net	263	(15)
Other	(944)	(424)

Adjusted EBITDA	$36,664	$48,222

CSG Systems International, Inc.

April 30, 2013

(4)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended March 31,
	2013	2012
Amortization of acquired intangible assets	$5,102	$5,510
Amortization of other intangible assets	4,016	4,074
Amortization of deferred financing costs	618	718

Total amortization	$9,736	$10,302

(5)	Interest expense includes amortization of deferred financing costs as provided in Note 4 above.

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended March 31,
	2013	2012
Cash flows from operating activities	$22,540	$48,189
Purchases of property and equipment	(4,492)	(2,318)

Non-GAAP free cash flow	$18,048	$45,871

Non-GAAP Financial Measures – 2013 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2013 full year financial guidance, is as follows:

2013 Guidance
GAAP operating income margin	11.0%
Restructuring charges (6)	0.5%
Stock-based compensation (7)	2.0%
Amortization of acquired intangible assets (8)	2.5%

Non-GAAP operating income margin (“approximately 16%”)	16.0%

(6)	This represents the pretax impact of restructuring charges of an estimated $4 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(7)	This represents the pretax impact of stock-based compensation expense of an estimated $16 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(8)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $19 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.

CSG Systems International, Inc.

April 30, 2013

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2013 full year financial guidance is as follows:

	2013 Guidance Range
	Low Range		High Range
	Pretax Amount (9)	EPS (11)	Pretax Amount (9)	EPS (11)
GAAP income before income taxes	$60,000	$1.31	$65,000	$1.41
Restructuring charges	4,000		4,000
Stock-based compensation	16,000		16,000
Amortization of acquired intangible assets	19,000		19,000
Amortization of OID	5,000		5,000

Non-GAAP income before income taxes (10)	$104,000	$2.05	$109,000	$2.15

(9)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(10)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(11)	For 2013, the GAAP effective income rate is expected to be 29% percent, the non-GAAP effective income tax rate is expected to be approximately 36%, and the outstanding diluted shares are expected to be 32.6 million. The expected 29% percent GAAP effective income tax rate reflects the recognition of the 2012 R&D tax credits of approximately $6 million, or approximately $0.18 per diluted share. These credits will be recognized for GAAP purposes in 2013 since the credit legislation was passed by Congress in January 2013. The expected effective income tax rate for non-GAAP purposes of approximately 36% for 2013 excludes the impact of these tax credits, as they were reflected in the 2012 non-GAAP effective income tax rate.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2013 full year financial guidance at the mid-point (in thousands):

2013
GAAP operating income	$80,000
Restructuring charges	4,000
Depreciation	22,000
Amortization of acquired intangible assets	19,000
Amortization of other intangible assets	14,000
Stock-based compensation	16,000

Adjusted EBITDA	$155,000

Adjusted EBITDA as a percentage of revenues	21%

CSG Systems International, Inc.

April 30, 2013

2013
Net income	$44,000
Interest expense	13,000
Amortization of OID	5,000
Income tax provision	18,000
Depreciation	22,000
Amortization of acquired of intangible assets	19,000
Amortization of other intangible assets	14,000
Stock-based compensation	16,000
Restructuring charges	4,000

Adjusted EBITDA	$155,000

2013
Cash flows from operating activities (midpoint of guidance)	$115,000
Income tax provision	18,000
Changes in operating assets and liabilities and deferred taxes	5,000
Interest expense	13,000
Restructuring charges	4,000

Adjusted EBITDA	$155,000

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2013
Cash flows from operating activities (midpoint of guidance)	$115,000
Purchases of property and equipment	(35,000)

Non-GAAP free cash flow	$80,000